Exhibit 16

April 5, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Community Bank System, Inc. 401(k) Employee Stock Ownership Plan (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Community Bank System, Inc. 401(k) Employee Stock Ownership Plan dated April 3, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP